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                                                                     EXHIBIT n.2

                                             [MOORE & VAN ALLEN PLLC LETTERHEAD]


November 5, 2002


Nuveen North Carolina Dividend Advantage Municipal Fund 2
333 S. Wacker Drive
Chicago, Illinois 60606


RE: NUVEEN NORTH CAROLINA DIVIDEND ADVANTAGE MUNICIPAL FUND 2


We hereby consent to the use of our name in the Registration Statement (Form N-2, File No. 333-100221) for the Nuveen North Carolina Dividend Advantage Municipal Fund 3.

Very truly yours,

Moore & Van Allen PLLC


/s/ Michael E. Zeller
-------------------------
Michael E. Zeller


cc:  Ernest W. Reigel, Esq.